Exhibit 23.0

Consent of Independent Certifying Accountant

Madsen & Associates, CPA’s Inc.

684 East Vine St. #3

Certified Public Accountants

Murray, UT 84107

Tel. 801-268-2632

Fax. 801-262-3978

November 5, 2004

To Whom It May Concern:

I have issued my report dated June 2, 2004 accompanying the financial statements of T-Bay Holdings, Inc. on Form 10-KSB for the year ended December 31, 2003. I hereby consent to the incorporation by reference of said report in the Registration Statement of T-Bay Holdings, Inc. on Form S-8.

Signed,

/s/ Madsen & Associates, CPA’s, Inc.

Madsen & Associates, CPA’s, Inc.